WINGSTOP GLOBAL SUPPORT CENTER 2801 N Central Expressway Dallas, TX 75204 Page 1 of 6 July 2, 2026 Delivered via Email Jonathan Truppman Dear Jonathan, On behalf of Wingstop Restaurants Inc. (“WRI” or “Company”), I am pleased to offer you the position of Chief Legal Officer & Corporate Secretary, subject to the terms and conditions set forth in this letter. At Wingstop, we pride ourselves in knowing that our success is possible because our team, at every level within the organization, never hesitates to go the extra mile and then some. Therefore, we are excited to invite you to be a part of our unique culture and continued success. In this role you will work at the Global Support Center and will report directly to Michael Skipworth, President and CEO. This letter sets forth the terms and conditions of your employment, should you accept this offer. We would like to have your response by July 2, 2026. Accordingly, this offer will expire at midnight on July 2, 2026, if it is not accepted before then. Upon acceptance of this offer, you will receive the onboarding documentation necessary to complete the employment process prior to your start date. 1. Commencement Date: If you accept this offer, your anticipated full-time employment with WRI will begin on August 24, 2026, or such other date as mutually agreed by you and the Company. If this date changes, your benefit eligibility may be affected in accordance with the terms of the applicable benefit plans. 2. Base Salary: Your starting annual base salary will be $550,000 (paid bi-weekly at a rate of $21,153.85), less applicable withholdings for FICA, federal, state and local taxes. Your salary will be reviewed on an annual basis in the first quarter of each year consistent with our annual executive compensation review. 3. Bonus: You will be eligible to participate in the Company’s Executive Officer 2026 Short-Term Cash Incentive Plan (the “2026 Executive Bonus Plan”). Notwithstanding the terms of the 2026 Executive Bonus Plan, you will receive a minimum guaranteed bonus of $375,000 for the Company’s 2026 fiscal year, provided you remain employed through the applicable payment date. If the bonus payout under the 2026 Executive Bonus Plan, as approved by the Compensation Committee, exceeds $375,000 based on the Company’s actual performance, you will receive the higher approved amount. Bonuses for the 2026 fiscal year are expected to be paid in the first fiscal quarter of 2027, subject to your continued employment through the payment date. Beginning with the Company’s 2027 fiscal year, you will be eligible to participate in the Company’s Executive Officer 2027 Short-Term Cash Incentive Plan (the “2027 Executive Bonus Plan”) with a target bonus opportunity of $375,000. Your bonus opportunity range is from zero to 200% of your target based on the performance of the Company against the metrics to be outlined in the 2027 Executive Bonus Plan. Bonuses for the 2027 fiscal year are expected to be paid in the first fiscal quarter of 2028 based on actual performance in fiscal year 2027. *** Certain identified information has been excluded from the exhibit pursuant to Item 601(a)(6) of Regulation S-K. Redacted information is indicated by: ***.

Page 2 of 6 All bonus determinations, calculations, interpretations, and payouts remain subject to the final approval and discretion of the Compensation Committee, except that your bonus for fiscal year 2026 will not be less than $375,000, subject to continued employment through the applicable payment date. All bonus payments are subject to applicable tax withholdings. Your bonus opportunity will be reviewed on an annual basis consistent with our annual executive compensation review. 4. Long-Term Incentive: You will be eligible to participate in the Company’s annual long-term incentive program for executive officers, with a target grant-date value of $800,000 for 2026, consisting of 60% performance-based restricted stock units (“PRSUs”) and 40% service-based restricted stock units (“RSUs”), with the number of units to be determined based on the closing price of the Company’s common stock on the applicable grant date. The PRSUs will be subject to a three-year performance period and will be eligible to vest from zero to 250% of target based on the achievement of performance goals established by the Compensation Committee, subject to your continued employment through the applicable vesting date. The RSUs will vest ratably over a three-year period beginning on the first anniversary of the grant date, subject to your continued employment through each applicable vesting date. The Company currently anticipates presenting this award for approval at the Compensation Committee’s August 2026 meeting. The long-term incentive award is subject to (i) approval by the Compensation Committee of the Board of Directors, (ii) the Wingstop Inc. 2024 Omnibus Incentive Plan (or any successor plan), and (iii) the applicable award agreements, which shall govern the terms, conditions, restrictions, performance criteria, vesting requirements, and treatment upon termination of employment. In the event of any conflict between this letter and the governing plan documents or award agreements, the plan documents and award agreements shall control. While employed by the Company, you will remain eligible for future long-term incentive awards as determined by the Compensation Committee in its discretion. The design, performance metrics, award mix, timing, and target values associated with future long-term incentive awards are reviewed by the Compensation Committee and may be modified from time to time. No future awards are guaranteed. 5. Sign-On Equity Award: In connection with your appointment as Chief Legal Officer, and subject to approval by the Compensation Committee, you will be granted a one-time equity award with a target grant-date value of $500,000, consisting of 40% RSUs and 60% PRSUs, with the number of units determined based on the closing price of the Company’s common stock on the applicable grant date. The Company currently anticipates presenting this award for approval at the Compensation Committee’s August 2026 meeting. The RSUs will vest ratably over a three-year period beginning on the first anniversary of the grant date, subject to your continued employment through each applicable vesting date. The PRSUs will be subject to a three-year performance period and will be eligible to vest based on the achievement of performance goals established by the Compensation Committee, subject to your continued employment through the applicable vesting date. The award will be governed by the Wingstop Inc. 2024 Omnibus Incentive Plan (or any successor plan) and the applicable award agreements. RSUs and PRSUs may have significant tax consequences. The Company will satisfy applicable withholding obligations in accordance with the terms of the applicable award agreements and Company policy. You are encouraged to consult your personal tax advisor regarding the tax consequences of the award. Except as otherwise provided in the applicable award agreements or governing plan documents, continued employment through the applicable vesting date is required for vesting. Any unvested

Page 3 of 6 portion of the award may be forfeited upon termination of employment in accordance with the terms of the applicable award agreements. 6. Relocation: The Company will provide a relocation payment of $120,000, which amount is intended to be tax grossed-up and will be paid subject to applicable payroll tax withholding and reporting requirements. If you are no longer employed with the Company prior to the first anniversary of your commencement date, you will repay the relocation payment in full to the Company within five (5) business days following your separation from employment. You hereby agree that WRI may, to the fullest extent permitted by applicable law, offset any amounts owed under this Section against compensation or other amounts payable to you. If the amount offset is insufficient to repay the entire amount owed, you will remain responsible for promptly repaying the remaining balance. During the period between the Commencement Date and your Relocation, the Company will reimburse you for reasonable travel expenses (including airfare, lodging and ground transportation) in accordance with the Company’s standard expense policies. Such reimbursement shall include up to two (2) house-hunting trips to the DFW Metroplex area for your family. WRI expects you to relocate to the DFW Metroplex no later than November 23, 2026. If your relocation cannot be completed by this deadline, please discuss an extension with Human Resources, which may be granted in the Company’s discretion. If you do not relocate to the DFW Metroplex by the agreed-upon deadline, you will need to repay the relocation payment in full to WRI within five (5) business days following the Company’s written demand for repayment. Notwithstanding the foregoing, no repayment shall be required if your employment is terminated by the Company without Cause, due to your death or Disability, or if otherwise provided under a Company-approved severance arrangement. 7. Insurance Benefits: As a full-time team member of our Company, you will be eligible for coverage on the first day of the month following thirty (30) days of employment. You will be provided with a copy of the insurance booklets which outline our benefits programs. Our benefit plans are subject to change from time to time at the Company’s discretion. Voluntary Benefits Comprehensive health plan: Medical, Rx, Dental and Vision Supplemental dependent life insurance and long-term disability plan Health or Flexible Spending accounts Dependent Flexible Spending account Company Paid Benefits Life insurance at two times your annual salary (up to $500,000) Short-Term Disability insurance Long-Term Disability insurance Additionally, as a Wingstop Executive, Wingstop will cover up to $15,000 annually towards a Platinum membership with the Cooper Clinic or another executive physical exam or concierge program. You will be provided more details following your start date. 8. HR Policies. During your employment with the Company, you will be subject to the Company’s Human Resources policies, as may be amended from time to time. In addition, all compensation and benefits described in this letter are subject to the Company’s compensation recovery (clawback) policies, as amended from time to time, and any applicable law, stock exchange requirement, or SEC rule.

Page 4 of 6 Please note that any plans described in this letter are subject to the specific terms and provisions of the legal documents governing these plans. Any conflict between the summary set forth in this letter and the plan documents will be resolved in favor of the plan documents. Additionally, the Company reserves the right to modify, amend, or delete any Company policy or benefit at any time, with or without notice. 9. 401(k): After six (6) months of employment and attainment of age 21, you will be automatically enrolled in the 401(k) Retirement Savings Plan at 2% of eligible compensation. The 401(k) plan has safe harbor provisions and the current employer match is 100% on the first 3% of compensation and then 50% for 4% through 5% of compensation. The Company match is immediately vested at 100%. Annual contributions are subject to established IRS limits. 10. Paid Time Off: After completing three (3) months of full-time employment, you will be eligible for the following: a. Unlimited flexible paid time off in accordance with Company policy, as amended from time to time; b. 1 volunteer day; and c. 10 Company holidays. 11. Regular Expenses: The Company will reimburse you for reasonable and ordinary expenses associated with the conduct of your employment incurred in compliance with the Company’s policies. 12. Executive Severance Plan: You will be eligible to participate in the Wingstop Inc. Executive Severance Plan (the “Executive Severance Plan”), subject to the terms and conditions of the Executive Severance Plan and your execution of the applicable Participation Agreement. You will receive a copy of the Executive Severance Plan and Participation Agreement following the commencement of your employment. Should you elect to participate, you must execute and return the Participation Agreement as soon as reasonably practicable. In the event of any conflict between this letter and the Executive Severance Plan or Participation Agreement, the terms of the Executive Severance Plan and Participation Agreement shall control. For the avoidance of doubt, subject to the terms and conditions of the Executive Severance Plan and your Participation Agreement, you will participate in the Executive Severance Plan at the level applicable to officers who report directly to the Chief Executive Officer. 13. Indemnification Agreement: Following commencement of your employment, the Company will enter into its standard form of indemnification agreement for executive officers. 14. Employment at Will: You understand and agree that any employment relationship you enter into with WRI is of an “at will” nature. This means that you and WRI are free to end your employment with WRI at any time, with or without cause, and with or without advance notice. Nothing contained in this letter or in any Company benefit or policy is intended, nor should it be construed, as altering the at-will relationship that the Company and its employees maintain with one another. WRI may modify any aspect, term, or condition of your employment (e.g., job duties, title, compensation, hours, benefits, job location, and policies – except for the “at will” nature of the employment relationship) at any time. Nothing in this letter shall be construed as creating a contract of employment for any specified term. 15. Board Interviews and Other Conditions: This offer, your appointment as Chief Legal Officer, and the compensation arrangements described in this letter are contingent upon: (i) completion of discussions with select members of the Company’s Board of Directors; (ii) satisfactory results of reference checks and background screening; and (iii) your timely presentation of documentation establishing your identity and authorization to work in the United States, as required by applicable law. Upon commencement of employment with the Company, you will be

Page 5 of 6 designated as an “executive officer” for purposes of Section 16 of the Securities Exchange Act of 1934. Following your acceptance of this offer, you will be asked to meet with select members of the Company’s Board of Directors as part of the Company’s executive onboarding process. Notwithstanding any provision of this letter to the contrary, this offer shall not become final or effective unless and until those discussions have been completed and the Chief Executive Officer (the “CEO”) of the Company, in his sole discretion, has determined to finalize your appointment. If any of the foregoing conditions are not satisfied, or if the CEO determines not to finalize your appointment, the Company reserves the right to withdraw or rescind this offer, and neither party shall have any further obligations under this letter. If the CEO determines to finalize your appointment, the Company will provide you with written notice confirming your appointment (the “Confirmation Notice”). As a condition of employment, you will be required to complete Form I-9 and satisfy all employment eligibility verification requirements within three (3) business days following your employment start date. 16. Section 409A Compliance: This letter shall be interpreted and administered to comply with Section 409A of the Internal Revenue Code, to the extent applicable. Notwithstanding any provision of this letter to the contrary, the Company makes no representation regarding the tax consequences of any compensation or benefits provided hereunder. This offer of employment is also contingent upon your ability to work for the Company without restrictions from any previous employer. By accepting this offer, you confirm and represent that you are under no obligation or arrangement (including any restrictive covenants with any prior employer or any other entity) that would prevent you from becoming an employee of the Company or that would adversely impact your ability to perform the expected services on behalf of the Company. You also confirm and represent that you have not taken (or failed to return) in an unauthorized manner any confidential, proprietary, or trade secret information belonging to a prior employer or any other entity, and that you will never use or disclose such information to the Company (or any of its employees, agents or affiliates) or attempt to induce the Company (or any of its employees, agents or affiliates) to use such information. Jonathan, we look forward to a mutually rewarding relationship as you assume your new responsibilities with WRI. This is a great opportunity for you to be a major contributor in this most exciting, rapidly growing concept. This offer letter, together with the plans, agreements, and policies expressly referenced herein, contains the entire understanding of the parties regarding the subject matter addressed herein and supersedes any and all prior representations regarding such matters. If you agree and accept the terms of this employment offer, please sign below and return this letter to our office. The acknowledged document will be placed in your personnel file, and we request you retain a copy for your employment records. Sincerely, Elu Lawrence, ACCEPTED AND AGREED: /s/ Jonathan Truppman

Page 6 of 6 Jonathan Truppman Date: 7/2/2026